Exhibit 99.1

PRESS RELEASE

For Immediate Distribution

Agape ATP Corporation Issues Statement on Recent Market Activity and Reaffirms Strategic Outlook

KUALA LUMPUR, Malaysia - December 12, 2025 - Agape ATP Corporation (NASDAQ: ATPC) (“ATPC” or “the Company”) a provider of health and wellness products and sustainable energy solutions, today issued a statement addressing recent volatility in the trading price of its common stock.

The Company confirms that its business operations continue as usual. Management is not aware of any material, undisclosed corporate developments or adverse operating conditions that would explain the recent fluctuations in the Company’s share price.

“We remained focus on working toward diversifying our businesses in health and wellness and sustainable green energy to provide investors with sustainable equity performance value.” said Prof Dato’ Sri Dr How Kok Choong, the Founder and Global Group CEO of ATPC.

The Company will continue to communicate material developments through timely disclosures and regulatory filings as part of its ongoing commitment to transparency.

About AGAPE ATP Corporation

Agape ATP Corporation (ATPC) is dedicated to enhancing the quality of life and promoting sustainable development. With a strong foundation built on two core business pillars, ATPC specialises in the provision of health and wellness products that caters to the diverse needs of its customers, ensuring their well-being and vitality. Additionally, APTC delivers comprehensive energy-saving solutions that empower companies to drive sustainability initiatives, reduce energy consumption, and achieve their sustainability goals.

For more information, visit www.agapeatpgroup.com.

Issued By: Koa International Sdn. Bhd. on behalf of Agape ATP Corporation

Media Contact

Jazzmin Wan

Tel: +60 17-289 4110

Email: j.wan@swanconsultancy.biz

Mandy Tan

Tel: +60 16-477 2257

Email: m.tan@swanconsultancy.biz

SAFE HARBOUR STATEMENT

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Company’s operational stability, business initiatives, and growth prospects. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “will,” and similar expressions identify forward-looking statements. These statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from those discussed. Factors that may affect results include the Company’s ability to execute its strategies, market acceptance of its products, economic conditions, and other risks detailed in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements except as required by law.

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